                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT



        Name of Subsidiary(s)                           Names under which
[state of incorporation or organization]                business done

Champion Home Builders Co. [Michigan]                   Atlantic Homes
                                                        Titan Homes
                                                        Gateway Homes
                                                        Summit Crest Homes
Chandeleur Homes, Inc. [Michigan]                                -
Crest Ridge Homes, Inc. [Michigan]                               -
Dutch Housing, Inc. [Michigan]                          Fortune Homes
Fleming County Industries, Inc. [Kentucky]              Bluegrass Housing
Grand Manor, Inc. [Michigan]                            Grand View Homes
Homes of Legend, Inc. [Michigan]                                 -
Homes of Merit, Inc. [Florida]                                   -
Moduline International, Inc. [Washington]                        -
  Lamplighter Homes, Inc. [Washington]                           -
  Lamplighter Homes (Oregon), Inc. [Oregon]                      -
  Moduline Industries (Canada) Ltd. [British Columbia, Canada]   -
Redman Industries, Inc. [Delaware]                               -
  Redman Homes, Inc. [Delaware]                                  -
  Western Homes Corporation [Delaware]                  Silvercrest Homes
Champion Retail, Inc. [Michigan]                                 -
  53 wholly-owned subsidiaries of this entity operate in
  the retail business of manufactured housing or related
  finance and insurance activities in the United States
  (none in foreign countries)
HomePride Finance Corp. [Michigan]                               -
Champion Development Corp. [Michigan]                            -
  9 wholly-owned subsidiaries of this entity operate in the manufactured housing development business in the United States (none in foreign countries)


Companies not included above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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